UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2022

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, Lincoln National Corporation (the “Corporation” or “LNC) announced that Adam Cohen has been named to serve as Chief Accounting Officer for the Corporation.  Effective the same date, Randal J. Freitag ceased to serve as the Corporation’s Interim Chief Accounting Officer.  Mr. Freitag continues to serve as the Corporation’s Executive Vice President, Chief Financial Officer and Head of Individual Life.

Prior to joining the Corporation, Mr. Cohen, age 37, served since 2020 as Chief Financial Officer at Archwell Holdings, LLC, a holding company with a portfolio of corporate services, technology, and consulting companies focused on the mortgage and finance industry.  From 2007 to 2020, he was a Senior Manager in the audit practice at Ernst & Young LLP, where he focused on insurance clients.

Mr. Cohen will receive an annual base salary of $400,000 and a target award of 65% of his base salary under the Corporation's annual incentive program (“AIP”), in each case subject to approval by the Compensation Committee (the “Committee”) of the LNC Board of Directors. In addition, in 2023, he will receive a target award of $340,000 under the Corporation's long-term incentive program (“LTIP”), subject to approval by the Committee. The AIP and LTIP are both established under our shareholder-approved 2020 Lincoln National Corporation Incentive Compensation Plan.  The Committee established the performance measures and target performance goals for the 2022 AIP at its regular meeting on February 16, 2022.  The Committee will establish the performance measures and target performance goals for the 2023 LTIP at its regular meeting in February 2023. Any awards under the AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee's determination that threshold performance has been achieved for the performance measures.

Mr. Cohen will also be eligible to participate in the Corporation’s Executive Severance Benefit Plan, or change of control plan, and the Severance Plan for Officers of the Corporation, both of which are described in the Corporation’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2021.

Mr. Cohen was not appointed as an officer pursuant to any arrangements or understandings with the Corporation or with any other person.  He has no family relationships with any of the Corporation’s directors or executive officers, and there are no transactions that are required to be disclosed with respect to Mr. Cohen pursuant to Item 404(a) of Regulation S-K.

A copy of the Corporation's press release announcing Mr. Cohen’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  March 7, 2022